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                                                                       Exhibit 5

                               E'TOWN CORPORATION
                                600 South Avenue
                           Westfield, New Jersey 07090


                                December 21, 1998

E'town Corporation
600 South Avenue
Westfield, New Jersey 07090

Ladies and Gentlemen:

         I have acted as counsel to E'town Corporation (the "Company") in connection with the proposed issuance from time to time of up to 500,000 additional shares of Common Stock, without par value (the "Additional Common Stock"), of the Company pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). I have examined, among other things, the registration statement on Form S-3, and the prospectus included therein, being filed under the Securities Act of 1933 with respect to the Additional Common Stock (the "Registration Statement"). I have also examined and am familiar with the originals and copies, certified or otherwise identified to my satisfaction, of pertinent documents, corporate records and other instruments relating to the issuance of the Additional Common Stock and other actions and proceedings relating thereto.

         Based upon the foregoing, I am of the opinion that when (i) the Registration Statement shall have become effective and (ii) the Additional Common Stock shall have been issued and delivered against payment therefor as contemplated in the Plan, the Additional Common Stock will be legally issued, fully paid and non-assessable.

         I am admitted to the bar of the State of New Jersey and do not hold myself out as an expert on the laws of any other jurisdiction. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rule and regulations of the Securities and Exchange Commission thereunder.

                           Very truly yours,

                           /s/ Walter M. Braswell
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